    POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Ralph W. Castner and Brent LaSure, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the

undersigned's behalf, and submit to the U.S. Securities and

Exchange Commission (the "SEC") a Form ID, including

amendments thereto, and any other documents necessary or

appropriate to obtain codes and passwords enabling the

undersigned to make electronic filings with the SEC of

reports required by Section 16(a) of the Securities Exchange

Act of 1934 and the rules thereunder (the "Act");

(2) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer, director, and/or

stockholder of Cabela's Incorporated (the "Company"),

Forms 3, 4, and 5 in accordance with Section 16(a) of the

Act;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to

complete and execute any such Form 3, 4, or 5, complete

and execute any amendment or amendments thereto, and

timely file such form with the SEC and any stock exchange

or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of,

or legally required by the undersigned, it being understood

that the documents executed by such attorney-in-fact on

behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and

conditions as such attorney-in-fact may approve in such

attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact,

or such attorney-in-fact's substitute or substitutes, shall

lawfully do or cause to be done by virtue of this Power of

Attorney and the rights and powers herein granted.  The

undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.

In consideration of the attorneys-in-fact acting on the

undersigned's behalf pursuant to this Power of Attorney, the undersigned hereby agrees to indemnify and hold harmless each attorney-in-fact, each substitute attorney-in-fact, and each of their respective heirs, executors, legal representatives,

successors, and assigns from and against the entirety of any and all losses, claims, causes of action, damages, fines, defense costs, amounts paid in settlement, liabilities, and expenses,

including reasonable attorneys' fees and expenses

(collectively, "Losses"), relating to or arising out of

the exercise of this Power of Attorney by any such

attorney-in-fact or substitute attorney-in-fact, and will

reimburse each such indemnified person for all Losses

as they are incurred by such indemnified person in connection with any pending or threatened claim, action, suit, proceeding,

or investigation with which such indemnified person is or is threatened to be made a party.  The undersigned will not,

however, be responsible for any Losses that are finally

determined by a court of competent jurisdiction to have

resulted solely from an attorney-in-fact's or substitute

attorney-in-fact's bad faith or willful misconduct.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file

Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company,

unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power

of Attorney to be executed as of this 14th day of December, 2012.

      /s/ Sean Baker

           Sean Baker